UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2017

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2017, the Board of Directors of Camden National Corporation (the “Company”) approved the grant of equity compensation awards to certain executive officers of the Company, including Gregory A. Dufour, President and Chief Executive Officer; Joanne T. Campbell, Executive Vice President, Risk Management; Edmund M. Hayden III, Executive Vice President, Chief Credit Officer; Deborah A. Jordan, Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer; and Timothy P. Nightingale, Executive Vice President and Senior Lending Officer. A portion of the awards will be granted as performance shares under the Company’s Amended and Restated Long-Term Performance Share Plan for 2017 - 2019 (the “2017 - 2019 LTIP”) and a portion of the awards will be granted as time-vested restricted shares under the Camden National Corporation 2012 Equity and Incentive Plan.

Performance goals under the 2017 - 2019 LTIP include, specifically, core return on average tangible common equity and core diluted earnings per common share goals for threshold, target, and superior levels of performance. The 2017 - 2019 LTIP also establishes limits on non-performing assets that must be met prior to any pay-out under performance metrics.

Each participating executive has a predetermined “target award,” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance and vesting period. At the end of each long-term performance and vesting period, based upon the achievement of specific performance and service measures, each participant shall receive an award in accordance with the performance level and service, paid in Company shares. Actual awards of performance shares can range in value from 50% of the target award, when performance is at the threshold level, to 200% of the target award when performance is at the superior level. The awards of time-vested restricted shares will vest in three equal annual installments. The conversion of dollar amounts into shares will be based on the market value of a share on January 3, 2017, the first day of the relevant long-term performance and vesting period. The Company's closing price on January 3, 2017 was $43.99.

The foregoing description is qualified in its entirety by reference to the 2017 - 2019 LTIP, a copy of which is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 8.01	Other Events

The Company issued a press release on March 28, 2017, declaring a quarterly dividend of $0.23 per share payable on April 28, 2017 for shareholders of record on April 14, 2017.

Item 9.01	Financial Statements and Exhibits.

 (d)    The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Press release dated March 28, 2017 announcing quarterly dividend.
10.26	Amended and Restated Long-Term Performance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2017

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer